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                                                                   EXHIBIT 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this joint proxy statement/prospectus of our report dated March 1, 2001, on our audits of the balance sheets of Motiva Enterprises LLC as of December 31, 2000 and 1999, and the related statements of income, owners' equity and cash flows for the years ended December 31, 2000 and 1999 and the six months ended December 31, 1998, included in the Annual Report on Form 10-K of Texaco Inc. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in this joint proxy statement/prospectus.


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
/s/ DELOITTE & TOUCHE LLP         /s/ PRICEWATERHOUSE COOPERS LLP         /s/ ARTHUR ANDERSON LLP
--------------------------        --------------------------------        ------------------------
Deloitte & Touche LLP             PricewaterhouseCoopers LLP              Arthur Andersen LLP
Houston, Texas                    Houston, Texas                          Houston, Texas
August 23, 2001                   August 23, 2001                         August 23, 2001
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